Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Structure Therapeutics Inc. of our report dated May 12, 2022 relating to the financial statements of Structure Therapeutics Inc., which appears in Structure Therapeutics Inc.’s Registration Statement on Form S-1 (No. 333-269200).

/s/ PricewaterhouseCoopers LLP

San Jose, California February 6, 2023